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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                AMENDMENT NO. 3

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  April 17, 1998




                     CRESCENT REAL ESTATE EQUITIES COMPANY
            (Exact name of Registrant as specified in its Charter)



           Texas                     1-13038                     52-1862813
  (State of Organization)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

      777 Main Street, Suite 2100
           Fort Worth, Texas                                       76102
(Address of Principal Executive Offices)                         (Zip Code)


                                (817) 321-2100
             (Registrant's telephone number, including area code)
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         On April 28, 1998, Crescent Real Estate Equities Company ("Crescent")
filed a Form 8-K dated April 17, 1998 listing certain factors that may affect Crescent's operating results and, therefore, the accuracy of its forward-looking statements. On June 22 and August 13, 1998, Crescent amended and restated the disclosure contained in the Form 8-K to include additional factors that might affect Crescent's operating results. This Form 8-K/A amends and restates the disclosure in the Form 8-K/A filed on August 13, 1998 (i) to reflect certain changes in the factors that may affect Crescent's operating results and, therefore, the accuracy of its forward-looking statements and (ii) to disclose such factors in a "plain English" format in response to recent Securities and Exchange Commission initiatives.


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 Item 5. Other Events.

         Crescent Real Estate Equities Company ("Crescent") and its representatives may make oral or written forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995 (the "Reform Act")) from time to time. Crescent desires to invoke to the fullest extent possible the protections of the Reform Act and the judicially created "bespeaks caution" doctrine with respect to such statements. Accordingly, Crescent is filing this Form 8-K, which lists certain factors that in some cases may have affected, and in the future could affect, Crescent's actual operating results and could cause such results to differ materially from those in such forward-looking statements. This list is not necessarily exhaustive, and new risk factors emerge periodically. There can be no assurance that this disclosure lists all material risks to Crescent at any specific point in time. Many of the important factors discussed below have been disclosed in Crescent's previous filings with the Securities and Exchange Commission.

         The term "Company" includes, unless the context otherwise requires, Crescent, Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), Crescent Real Estate Equities, Ltd., a Delaware corporation which is the sole general partner of the Operating Partnership ("CREE Ltd."), and the other subsidiaries of Crescent.

                                  RISK FACTORS

REAL ESTATE RISKS SPECIFIC TO THE COMPANY'S BUSINESS

         INVESTMENTS AND INVESTMENT STRATEGIES SUBJECT THE COMPANY TO RISKS FROM A VARIETY OF ASSET CLASSES. In implementing our investment strategies, we have invested in a broad range of real estate assets, and in the future, we may invest in additional types of real estate assets not currently included in our portfolio. As a result of our real estate investments, we will be subject to risks, in addition to general real estate risks, relating to the specific assets and asset types in which we invest (as of September 30, 1998, office properties, hotel properties, behavioral healthcare facilities, refrigerated warehouses and residential property developments). We are subject to the risks that, upon expiration, leases for space in our office properties and retail properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. Similarly, we are subject to the risk that the success of our investment in hotel properties will depend upon the ability of the hotel properties to compete in such features as access, location, quality of accommodations, room rate structure and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities. In addition, we are subject to risks relating to our behavioral healthcare facilities, including the effect of any failure of the lessee of the behavioral healthcare facilities to make the required lease payments, which equal more than 10% of the Company's current base rental revenues; the effects of factors, such as regulation of the healthcare industry and limitations on government reimbursement programs, on the ability of the lessee to make the required lease payments; and the limited number of replacement tenants if a default occurs under the lease or if the lease is not renewed upon expiration in 2009. If any one or more of these risks occurred, or if we are unable to implement our



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investment strategies successfully in the future, it could adversely affect the value of your investment in the Company.

         REGIONAL CONCENTRATION OF OUR ASSETS INCREASES EFFECTS OF ADVERSE TRENDS IN CERTAIN MARKETS. As of September 30, 1998, approximately 73% of our office and retail assets were located in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. Due to this geographic concentration, any deterioration in economic conditions in the Dallas/Fort Worth or Houston metropolitan areas (or in other geographic markets in which the Company in the future may acquire substantial assets) could adversely affect the value of your investment in the Company.

         JOINT OWNERSHIP OF ASSETS LIMITS OUR FLEXIBILITY WITH INVESTMENTS. We have the right to invest, and in certain cases have invested, in properties and assets jointly with other persons or entities. Joint ownership of properties may involve special risks, including the possibility that the Company's partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, and that those partners or co-investors may be in a position to take action contrary to the instructions or requests of the Company or in opposition to the Company's policies or objectives. Joint ownership gives a third party the opportunity to influence the return the Company can achieve on some of its investments and may adversely affect the ability of the Company to make distributions to its shareholders.

WE DO NOT CONTROL REVENUES FROM OUR HOTEL, BEHAVIORAL HEALTHCARE, REFRIGERATED WAREHOUSE OR RESIDENTIAL DEVELOPMENT INVESTMENTS

         REVENUES FROM HOTELS DEPENDENT ON THIRD-PARTY OPERATORS AND HOSPITALITY INDUSTRY. We lease our hotel properties to Crescent Operating, Inc. or its subsidiaries. Each of those subsidiaries, rather than the Company, is entitled to exercise all rights of the owner of the hotel it leases. Under the leases, which expire between 2004 and 2012, the subsidiaries will pay the Company both minimum rent and a percentage of gross receipts above a fixed amount. As a result, both successful and unsuccessful operations at the hotel properties will affect the Company only if they affect the amount of rent we receive under the hotel leases. The amount of that rent (and whether it exceeds the minimum rent) will depend on the ability of Crescent Operating's subsidiaries and the managers of the hotel properties to maintain and increase the gross receipts from the hotels. Accordingly, the value of your investment in the Company will be affected by such factors as changes in general economic conditions, the level of demand for rooms and related services at the hotel properties, competition in the hotel industry, changes in the expenses of operating hotels and other factors relating to the operation of the hotel properties. We expect to lease any hotel properties that we may acquire in the future to Crescent Operating or a subsidiary on similar terms.

         BEHAVIORAL HEALTHCARE FACILITIES OPERATED BY THIRD PARTIES. We lease our behavioral healthcare facilities to Charter Behavioral Health Systems, LLC, or CBHS, which is the Company's largest tenant in terms of base rental revenue. Crescent Operating owns a 50% interest in CBHS, and Magellan Health Services, Inc. owns the other 50% interest. Under the terms of the



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CBHS limited liability company agreement, Magellan now has the right to make all decisions relating to the management and operation of CBHS other than certain major decisions that require the approval of both Crescent Operating and Magellan. Major decisions include approval of the annual budget and approval of limited liability company agreement amendments. Because the facilities are leased to CBHS, both successful and unsuccessful operations at the behavioral healthcare facilities will affect the Company only if they affect the amount of rent we receive under the lease with CBHS. The ability of CBHS to pay its rent will depend on the ability of CBHS and the managers of the behavioral healthcare facilities to maintain and increase the gross receipts from the facilities.
Risks relating to the behavioral healthcare facilities include regulation of the healthcare industry and limitations on government reimbursement programs, seasonal fluctuations in income and the limited number of replacement tenants. There can be no assurance that Magellan or Crescent Operating will operate CBHS in a way that will allow CBHS to continue making rent payments to the Company.

         REFRIGERATED WAREHOUSE INVESTMENT CONTROLLED BY THIRD PARTIES. We own, through two Crescent subsidiaries, a 38% interest in each of two partnerships. Each of the partnerships owns a corporation that supplies refrigerated warehouse space and related services throughout parts of the United States. Crescent Operating owns a 2% interest in each of the partnerships. The remaining 60% interest in the partnerships is owned by two subsidiaries of Vornado Realty Trust. We own approximately 95% of each of the Crescent subsidiaries, and Crescent Operating owns approximately 5% of each of the Crescent subsidiaries. Crescent Operating holds all of the voting power in each of the Crescent subsidiaries. We do not have the authority to control the management or operation of the Crescent subsidiaries or the partnerships. Under the terms of the existing partnership agreements for each of the partnerships, Vornado has the right to make all decisions relating to the management and operation of the partnerships other than certain major decisions that require the approval of both Crescent Operating and Vornado. Major decisions include approval of the annual capital and operating budgets for each partnership, decisions to deviate from the budgets by 10% or more and additional capital contributions. The partnership agreement for each of the partnerships provides for a buy-sell arrangement if Crescent Operating and Vornado cannot agree on any of the major decisions. If Crescent Operating and Vornado fail to reach agreement on any of the major decisions prior to November 1, 2000, Vornado may purchase the Company's interest at cost, less distributions, plus a 10% per annum return. During the seven years thereafter, Vornado may set a price for the buy-sell arrangement, and Crescent Operating then may elect either to sell our interest to Vornado, or to purchase Vornado's interest, at the designated price. After October 31, 2007, either Crescent Operating or Vornado may set a price for the buy-sell arrangement, and the party who did not set the price may elect either to sell its interest to the other party, or to purchase the other party's interest, at the designated price. The exercise of the buy-sell arrangement in one partnership requires the purchaser under the arrangement to purchase the interest of the selling party in the other partnership on the same terms. There can be no assurance that Vornado or Crescent Operating will operate the partnerships in a way that will maximize the return on our investment.

         LACK OF CONTROL OF RESIDENTIAL DEVELOPMENT CORPORATIONS AND DIVIDENDS. We do not have the authority to control the management and operation of the residential development corporations in which we invest. As a result, we do not have the right to require that funds be


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distributed to us by any of these entities at any time. The inability of the
Company to control its access to its dividends from the residential development corporations increases the likelihood that such dividends might not be available to the Company when needed or desirable, which may adversely affect the value of your investment in the Company.

DEBT FINANCING CARRIES RISKS OF REFINANCING DIFFICULTIES, LOSS OF MORTGAGED PROPERTIES, REDUCED ABILITY TO OBTAIN NEW FINANCING AND INCREASES IN INTEREST

         DIFFICULTIES IN REFINANCING DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION. Our business is subject to risks normally associated with debt financing. As of September 30, 1998, we had approximately $2.3 billion of debt outstanding, of which approximately $1.0 billion was secured debt. Our cash flow could be insufficient to meet required payments of principal and interest, and we may not be able to refinance our existing indebtedness (which in many cases requires substantial "balloon" payments of principal at maturity). If we are able to refinance our debt, there is also a risk that the terms of the refinancing will not be as favorable as the terms of existing indebtedness. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, our cash flow will not be sufficient in all years to repay all maturing debt. If prevailing interest rates or other factors at the time of refinancing (such as the possible reluctance of lenders to make commercial real estate loans) result in higher interest rates, increased interest expense would adversely affect cash flow and our ability to service debt and make distributions to our shareholders.

         INABILITY TO MAKE SECURED DEBT PAYMENTS COULD RESULT IN LOSS OF MORTGAGED PROPERTY. As of September 30, 1998, approximately 39.6% of the Company's assets were mortgaged or pledged to secure debt. If we cannot meet our secured debt obligations, the lender could take the collateral and we would lose both the asset and the income it produces. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition and results of operations.

         OUR DEGREE OF LEVERAGE COULD LIMIT OUR ABILITY TO OBTAIN ADDITIONAL FINANCING. Our organizational documents do not limit the level or amount of debt that we may incur. It is the Company's current policy to pursue a strategy of conservative use of leverage, generally with a ratio of the Company's debt to total market capitalization (total debt as a percentage of total debt plus the market value of the Company's outstanding common shares, preferred shares and units of ownership interest in the Operating Partnership) targeted at approximately 40 percent. This policy is subject to reevaluation and modification and could be increased above 40 percent. Based on the Company's total market capitalization of $5.9 billion at both September 30, 1998 and November 9, 1998 (at a share price of $25.25 and $24.438 which were the closing prices of the common shares on the New York Stock Exchange on September 30, 1998 and November 20, 1998, respectively), the Company's indebtedness (which was $2.3 billion at both September 30, 1998 and November 20, 1998) represented 38% and 40% of its total market capitalization at September 30, 1998 and November 20, 1998, respectively. Market capitalization is more variable than book value of assets or other historical measures. The degree of leverage could have important consequences to shareholders, including affecting our ability to obtain additional fi-


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nancing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making us more vulnerable to a downturn in business or the economy generally. There can be no assurance that the ratio of indebtedness to market capitalization (or any other measure of asset value) or the incurrence of debt at any particular level would not adversely affect the value of your investment in the Company.

         DEFAULT UNDER DEBT COVENANTS COULD PERMIT LENDER TO REQUIRE REPAYMENT. Our secured debt generally contains customary covenants, such as requirements relating to the maintenance of the property securing the debt, restrictions on pledging and creating other liens on the property, restrictions on incurring additional indebtedness and restrictions on transactions with affiliates. Our unsecured debt generally contains customary covenants, such as requirements relating to the maintenance of the Company's properties, the maintenance of financial ratios, including leverage and debt coverage ratios, restrictions on incurring additional indebtedness, restrictions on additional investments and restrictions on distributions. Our unsecured public notes cross-accelerate to other Company debt, and our unsecured credit facility cross-defaults to other indebtedness of the Company, which means that a default under the Company's other indebtedness may cause a default under the public notes or credit facility. If we were to breach certain of our debt covenants, the lender could require us to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of our public notes and the lenders under our bank credit facility might be able to require that those debts be paid immediately. As a result, any default by the Company under its debt covenants could have an adverse effect on the Company's financial condition and the value of your investment in the Company.

         RISING INTEREST RATES COULD ADVERSELY AFFECT CASH FLOW. Of the Company's approximately $2.3 billion of debt outstanding as of September 30, 1998, approximately $1.3 billion bore interest at variable rates, including approximately $750 million outstanding under the Company's credit facility. We also may borrow additional money at variable interest rates in the future. Increases in interest rates would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt and make distributions to shareholders.

CONFLICTS OF INTEREST COULD RESULT IN DECISIONS NOT IN SHAREHOLDERS' BEST INTERESTS

         COMMON MANAGEMENT AND OWNERSHIP MAY RESULT IN CONFLICTS OF INTEREST. Certain members of senior management of Crescent are also members of senior management of the Operating Partnership, Crescent Operating, or both. Richard E. Rainwater and John C. Goff are, respectively, the Chairman of the Board and the Vice Chairman of the Board of both Crescent and Crescent Operating, and Gerald
W. Haddock serves as the President, Chief Executive Officer and a director of Crescent Operating, CREE Ltd., and Crescent. As a result, Messrs. Rainwater, Goff and Haddock have fiduciary obligations to Crescent, the Operating Partnership and Crescent Operating that may conflict with one another. Decisions that are favorable to one of these companies will not necessarily be favorable to all of them.

         Messrs. Rainwater, Goff and Haddock, together with the other management of Crescent and CREE Ltd. with a rank of Vice President or higher beneficially owned, as of October 6, 1998, 9,825,141 common shares and 11,076,146 units of ownership interest in the Operating Partnership, representing an approximately 14.5% equity interest in Crescent, and approximately 16.2% of the outstanding common stock of Crescent Operating through their ownership of 1,927,227 shares of Crescent Operating common stock. The common management and ownership among these entities may lead to conflicts of interest in connection with transactions among Crescent, the Operating Partnership or Crescent Operating, because management of the Company may not have the same financial interests as the other shareholders or other investors in the Company. Members of management of the Company who also own shares of Crescent Operating will have a financial interest in the success of Crescent Operating that will not be shared by shareholders of the Company or investors in the Operating Partnership who do not also own shares of Crescent Operating. There can be no assurance that, as a result of such conflicts, the value of your investment in the Company will not be adversely affected.

         These conflicts of interest and the material risks associated with them are set forth below.

         RELATIONSHIP WITH CRESCENT OPERATING. The Company and Crescent Operating have entered into the Intercompany Agreement, which provides that we will provide Crescent Operating with a right of first refusal to become the lessee of any real property that we acquire if (i) we determine that, consistent with Crescent's status as a REIT, it is required to enter into a master lease arrangement, (ii) Crescent Operating and the Company negotiate a mutually satisfactory lease arrangement and (iii) we determine that Crescent Operating is qualified to be the lessee. The Intercompany Agreement provides that we must provide Crescent Operating with written notice of the lessee opportunity. During the 30 days following the notice, Crescent Operating has the right to accept the offer to become a lessee and to negotiate with us on an exclusive basis regarding the terms and conditions of the lease. If we cannot reach a mutually satisfactory agreement with Crescent Operating within the 30 days, we may offer the opportunity to others for one year on terms not more favorable than those offered to Crescent Operating. After the one-year period, we again must offer the opportunity to Crescent Operating. We also may offer any investment opportunity, other than a lessee opportunity, to Crescent Operating. As long as the Intercompany Agreement is in effect, the certificate of incorporation of Crescent Operating generally prohibits Crescent Operating from engaging in activities or making investments that a REIT could make, unless Crescent Operating first gives the opportunity to the Company and we elect not to pursue the opportunity.

         Subsidiaries of Crescent Operating are the lessees of each of the Company's hotel properties. Crescent Operating owns a 50% interest in CBHS, which is the lessee of our behavioral healthcare facilities and the Company's largest tenant in terms of base rental revenues. We own all of the non-voting stock and Crescent Operating owns all of the voting stock of the various companies through which we made our investment in refrigerated warehouses and our investments in the Desert Mountain and The Woodlands residential development properties. We expect to offer Crescent Operating the opportunity to become a lessee and operator of other assets in accordance with the Intercompany Agreement.


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         As of September 30, 1998, we had agreed to make available up to $75.3 million in loans to Crescent Operating, and Crescent Operating had borrowed $59.7 million. In general, these loans are secured and have been made on terms which our management believes are at least as favorable to us as if the loans had been made to a third party.

         Due to the common management and ownership between us and Crescent Operating, our management could experience conflicts of interest in the event of a dispute relating to any of the leases of which Crescent Operating is the lessee or any loan from us to Crescent Operating, or if there were a default by Crescent Operating under a lease or a loan arrangement. Conflicts of interest also could arise in connection with the negotiation, renegotiation or renewal of any lease or other agreement with Crescent Operating.

         NEGOTIATION OF JOINT INVESTMENTS MAY NOT BE ARMS-LENGTH. We have in the past and may in the future structure investments as joint investments with Crescent Operating. We could experience potential conflicts of interest in connection with the negotiation of the terms of such joint investments due to our ongoing business relationship with Crescent Operating and the common management and common ownership among Crescent, the Operating Partnership and Crescent Operating.

         COMPANY AND CRESCENT OPERATING COMPETE FOR MANAGEMENT TIME. Messrs. Rainwater, Goff and Haddock currently are engaged, and will continue to engage, in the management of other properties and business entities, including Crescent Operating. Messrs. Rainwater, Goff and Haddock may experience conflicts of interest in allocating management time, services and functions among the Company and the other business activities, including the operation of Crescent Operating, in which any of them are or may become involved.

         MAGELLAN HEALTH SERVICES, INC.'S INTERESTS MAY CONFLICT WITH COMPANY'S. Mr. Rainwater, along with certain of his affiliates and family members, owns approximately 19% of the outstanding common stock of Magellan Health Services, Inc. A subsidiary of Magellan is a 50% owner, along with Crescent Operating, of CBHS. Mr. Rainwater's spouse, Darla D. Moore, is a member of the board of directors of Magellan. Through these relationships, Mr. Rainwater may have the ability to influence decisions of Magellan in a manner that may benefit Magellan to the detriment of Crescent Operating or the Company, or vice versa.

         COMPANY AND CRESCENT OPERATING HAVE SAME LEGAL COUNSEL. Shaw Pittman Potts & Trowbridge, which has served as securities and tax counsel to the Company, also serves as special counsel to Crescent Operating in connection with certain matters. In the future, controversies may arise in which the interests of the Company appear to be in conflict with those of Crescent Operating. In that event, counsel may experience conflicts in connection with the representation, and we and Crescent Operating may choose to retain other counsel in an effort to address the conflicts.

WE MAY NOT BE ABLE TO MANAGE RAPID GROWTH AND ACQUISITION OF SUBSTANTIAL NEW ASSETS EFFECTIVELY

         From the time we commenced operations in May 1994 through September 30, 1998, we have experienced rapid growth, increasing our total assets by approximately 1,357%. There can be no assurance that we will be able to manage our growth effectively and the failure to do so may have an adverse effect on the financial condition and results of operations of the Company. If such an adverse effect were great enough, it could adversely affect the value of your investment in the Company.

THE MARKET VALUE OF OUR PUBLICLY TRADED SECURITIES CAN BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS

         THE NUMBER OF SHARES AVAILABLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES. The Company has entered into various private placement transactions whereby units of ownership interest in the Operating Partnership that are currently exchangeable for common shares of Crescent on the basis of two shares for each one unit were issued in exchange for properties or interests in properties. Upon exchange for common shares of Crescent, those common shares may be sold in the public market pursuant to registration rights. In addition, we have reserved a number of common shares for issuance pursuant to our employee benefit plans, and such common shares will be available for sale from time to time. We also have granted options to purchase additional common shares to certain of our executive officers, employees, trust managers and consultants. We can not predict the effect that future sales of common shares, or the perception that such sales could occur, will have on the market prices of our equity securities.

         CHANGES IN MARKET CONDITIONS COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES. As with other publicly traded equity securities, the value of our publicly traded securities depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of our publicly traded securities are the following: the extent of institutional investor interest in the Company; the reputation of REITs and office REITs generally and the attractiveness of our equity securities in comparison to other equity securities (including securities issued by other real estate companies); our financial condition and performance; and general financial market conditions.

         OUR EARNINGS AND CASH DISTRIBUTIONS WILL AFFECT THE MARKET PRICE OF OUR PUBLICLY TRADED SECURITIES. We believe that the market value of a REIT's equity securities is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions and is secondarily based upon the real estate market value of the underlying assets. For that reason, shares may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of our underlying assets, may not correspondingly increase the market price of our shares. Our failure to meet the market's expectations with regard to future earnings and cash distributions would likely adversely affect the market price of our publicly traded securities.

         MARKET INTEREST RATES MAY HAVE AN EFFECT ON THE VALUE OF OUR PUBLICLY TRADED SECURITIES. One of the factors that investors consider important in deciding whether to buy or sell shares of a REIT is the distribution rate on such shares (as a percentage of the price of such shares) relative to market interest rates. If market interest rates go up, prospective purchasers of REIT shares may expect a higher distribution rate. Higher interest rates would not, however, result in more funds for us to distribute and, in fact, would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our publicly traded securities to go down.

GENERAL REAL ESTATE RISKS AFFECTING THE COMPANY

         The following paragraphs describe the material factors influencing the general real estate risks to which we are subject.

         WE CANNOT CONTROL CERTAIN FACTORS AFFECTING PERFORMANCE AND VALUE. The economic performance and value of our real estate assets will be subject to the risks described below that are normally associated with changes in national, regional and local economic and market conditions. Our properties are located principally in the metropolitan areas of Dallas/Fort Worth and Houston, Texas. The economic condition of each of these markets is dependent on a limited number of industries, and an economic downturn in some or all these industries could adversely affect the Company's performance in that market. These factors may adversely affect the ability of the tenants to pay rent. Other local economic conditions that may affect the performance and value of the Company's properties include excess supply of office space and competition for tenants, including competition based on rental rates, attractiveness and location of the property and the quality of maintenance and management services. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in decreased sales of lots in any residential development property) and the availability of financing. Adverse changes in any of these factors, each of which is beyond the control of the Company, could reduce the income that we receive from the properties, and adversely affect the value of your investment in the Company.

         REAL ESTATE INVESTMENTS ARE ILLIQUID. Because real estate investments are relatively illiquid, we may not be able to vary our portfolio promptly in response to changes in economic or other conditions. In addition, economic factors that might cause the income from our real estate portfolio to decrease generally will not reduce significant expenditures, such as debt service, if any, real estate taxes and operating and maintenance costs. Our inability, for these or other reasons, to respond quickly to adverse changes in the performance of our investments could have an adverse effect on the value of your investment in the Company.

         ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY. Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contaminations at any of the Company's properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on the Company's business, assets or results of operations taken as a whole.

         The uses of any of the Company's properties prior to our acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to the Company's properties. In general, before we purchased each of our properties, independent environmental consultants conducted or updated Phase I environmental assessments, which generally do not involve invasive techniques such as soil or ground water sampling. None of these Phase I assessments or updates revealed any materially adverse environmental condition relating to any particular property not known to us or the independent consultants preparing the assessments. There can be no assurance, however, that environmental liabilities have not developed since these environmental assessments were prepared, or that future uses or conditions, including changes in applicable environmental laws and regulations, will not result in imposition of environmental liability. If we were subject to environmental liability, the liability could adversely affect the value of your investment in the Company.

CRESCENT COULD LOSE ITS QUALIFICATION AS A REIT

         Crescent intends to continue to operate in a manner that allows it to meet the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended. A REIT generally is not taxed at the corporate level on income it distributes to its shareholders, as long as it distributes at least 95 percent of its income to its shareholders annually and satisfies certain other highly technical and complex requirements. Unlike many REITs, which tend to make only one or two types of real estate investments, Crescent invests in a broad range of real estate products. Several of Crescent's investments also are more complicated than those of other REITs. As a result, Crescent is likely to encounter a greater number of interpretative issues under the REIT qualification rules, and more issues which lack clear guidance, than are other REITs. Crescent, as a matter of policy, consults with outside tax counsel in structuring its new investments in an effort to satisfy the REIT qualification rules. Shaw Pittman Potts & Trowbridge has given Crescent an opinion stating that Crescent qualified as a REIT under the Internal Revenue Code for its taxable years ending on or before December 31, 1997, that is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and that its proposed manner of operation will permit it to continue to meet the requirements for qualification as a REIT. This opinion is based on representations made by Crescent and the Operating Partnership as to factual matters and on existing law, which is subject to change, both retroactively and prospectively, and to possibly different interpretations. Shaw Pittman's opinion also is not binding on either the Internal Revenue Service or the courts.

         Crescent must meet the requirements of the Internal Revenue Code in order to qualify as a REIT now and in the future, so it is possible that Crescent will not continue to qualify as a

REIT in the future. The laws and regulations governing federal income taxation are the subject of frequent review and amendment, and proposed or contemplated changes in the laws or regulations may affect Crescent's ability to qualify as a REIT and the manner in which it conducts its business. If Crescent fails to qualify as a REIT for federal income tax purposes, it would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to federal income tax at regular corporate rates. In addition to these taxes, Crescent may be subject to the federal alternative minimum tax. Unless Crescent is entitled to relief under certain statutory provisions, Crescent could not elect to be taxed as a REIT for four taxable years following the year during which Crescent was first disqualified. Therefore, if Crescent loses its REIT status, it could be required to pay significant income taxes, which would reduce its funds available for investments or for distributions to its shareholders. This would likely adversely affect the value of your investment in Crescent. In addition, Crescent would no longer be required by law or its operating agreements to make any distributions to its shareholders.

POTENTIAL DILUTION FROM TRANSACTIONS WITH AFFILIATES OF UBS, AG

         On August 12, 1997, we entered into two transactions with affiliates of the predecessor of UBS, AG, which are collectively referred to as UBS. In one transaction, we sold 4,700,000 common shares to UBS for approximately $148 million and received approximately $145 million in net proceeds. In the other transaction, we entered into a forward share purchase agreement with UBS. On August 11, 1998, we paid a fee of approximately $3.0 million to UBS in connection with the exercise by the Company and UBS of the right to extend the term of the forward share purchase agreement until August 12, 1999. In connection with the extension of the forward share purchase agreement, the Company, for financial reporting purposes, will account for the forward share purchase agreement as the issuance of a liability rather than as equity commencing on August 12, 1998, the date of the extension. Under the forward share purchase agreement, we are committed to settle our obligations under the agreement by purchasing 4,700,000 common shares from UBS by August 12, 1999. The price to be paid by the Company (the "Settlement Price") will be determined on the date we settle the forward share purchase agreement and will be calculated based on the gross proceeds received by the Company from the original issuance of the common shares, plus a forward accretion component equal to LIBOR plus 75 basis points, minus an adjustment for the Company's distributions paid to UBS. The forward accretion component represents a guaranteed rate of return to UBS.

         We may settle the forward share purchase agreement in cash or common shares, at our option, on or before August 12, 1999. In the event that we elect to settle in cash, it will decrease our liquidity. Accordingly, we will evaluate our sources of capital and the potential uses of our capital at the time that settlement is required under the forward share purchase agreement or at such earlier time as we determine to settle the agreement.

         In the event that we elect to settle in common shares, UBS will sell, on behalf of the Company, a sufficient number of common shares to realize the Settlement Price. If, as a result of a decrease in the market price of the common shares, the number of common shares required to be sold to achieve the Settlement Price is greater than the number of common shares previously issued to UBS, we will deliver additional common shares to UBS. In contrast, if, as a result of an increase in the market price of the common shares, such number of common shares is less than the number of common shares previously issued to UBS, UBS will deliver common shares to the Company.

         On a quarterly basis, if the number of common shares previously delivered to UBS is not sufficient to permit UBS to realize the Settlement Price through the sale of such common shares, we must deliver additional common shares to UBS. On November 10, 1998, we became obligated under the forward share purchase agreement, based on the closing price of the common shares on the New York Stock Exchange on November 9, 1998, to issue approximately 1,852,162 additional common shares. The Company satisfied this obligation by issuing 1,852,162 common shares to UBS on November 20, 1998. If the Company had been obligated to make this issuance on September 30, 1998, the Company's net income-diluted per common share would have been $0.21 and $0.85, respectively, for the three and nine months ended September 30, 1998 (rather than the $0.21 and $0.85, respectively, reported for this period in our financial statements) and the net book value per common share outstanding at September 30, 1998 would have been $17.33 (rather than $17.61). To the extent that we are obligated, as a result of a decline in the market price of the common shares, to issue additional common shares in the future under the terms of the forward share purchase agreement, the issuance will reduce the Company's net income per common share and net book value per common share.


SHAREHOLDERS' ABILITY TO EFFECT CHANGES IN CONTROL OF THE COMPANY IS LIMITED

         PROVISIONS OF OUR DECLARATION OF TRUST AND BYLAWS COULD INHIBIT CHANGES IN CONTROL. Certain provisions of our Declaration of Trust and Bylaws may delay or prevent a change in control of the Company or other transaction that could provide the shareholders with a premium over the then-prevailing market price of their shares or which might otherwise be in the best interest of our security holders. These include a staggered Board of Trust Managers and the Ownership Limit described below. In addition, any future series of preferred shares may have certain voting provisions that could delay or prevent a change of control or other transaction that might involve a premium price or otherwise be good for our security holders. The Declaration of Trust also establishes special requirements with respect to "business combinations" (including certain issuances of equity securities) between the Company and an "interested shareholder" of the Company, and the procedure for obtaining voting rights with respect to "control shares" of the Company acquired in a control share acquisition.

         WE HAVE A SHARE OWNERSHIP LIMIT FOR REIT TAX PURPOSES. To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of Crescent's outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws applicable to REITs) at any time during the last half of any taxable year, and Crescent's outstanding shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year. To facilitate maintenance of our REIT qualification, Crescent's Declaration of Trust, subject to certain exceptions, prohibits ownership by any single shareholder of more than 8.0% of Crescent's issued and outstanding common shares or more than 9.9% of Crescent's issued and outstanding preferred shares. In addition, the Declaration of Trust prohibits ownership by Mr. Rainwater, the Chairman of the Board of Trust Managers of Crescent, together with certain of his affiliates or relatives, of more than 8.0% of Crescent's issued and outstanding common shares. We refer to these limits collectively as the "Ownership Limit." Under certain circumstances, Crescent's Declaration of Trust permits the Board of Trust Managers to increase the Ownership Limit with respect to any common shareholder, other than Mr. Rainwater, together with his affiliates and relatives. Further, any transfer of shares may be null and void if it causes a person to violate the Ownership Limit, and the intended transferee or holder will acquire no rights in the shares. Those shares will automatically convert into excess shares of Crescent, and the shareholder's rights to distributions and to vote will terminate. The shareholder would have the right to receive payment of the purchase price for the shares and certain distributions upon liquidation of Crescent. Excess shares will be subject to repurchase by Crescent at its election. While the Ownership Limit helps preserve Crescent's status as a REIT, it could also delay or prevent any person or small group of persons from acquiring, or attempting to acquire, control of the Company and, therefore, could adversely affect our shareholders' ability to realize a premium over the then-prevailing market price for their shares.

CRESCENT'S BOARD CAN CHANGE POLICIES WITHOUT SHAREHOLDER APPROVAL

         The Board of Trust Managers provides guidance to the senior management of the Company regarding our operating and financial policies and strategies, including the Company's policies and strategies relating to acquisitions, growth, operations, indebtedness, capitalization and distributions. These policies and strategies may be changed from time to time without shareholder approval. Changes in the Company's policies and strategies could adversely affect the value of your investment in the Company. In addition, we have the right and intend to acquire additional real estate assets consistent with our investment strategies and policies without shareholder approval.

OUR SUCCESS DEPENDS ON KEY PERSONNEL

         We are dependent on the efforts of senior management personnel of Crescent and CREE Ltd. These senior management personnel include Richard E. Rainwater, Chairman of the Board of Trust Managers of Crescent, John C. Goff, Vice Chairman of the Board of Trust Managers of Crescent, and Gerald W. Haddock, President, Chief Executive Officer and Trust Manager of Crescent, and President, Chief Executive Officer and sole Director of CREE Ltd.. While we believe that it would be possible to find replacements for these key executives, the loss of their services could adversely affect the operations of the Company. Mr. Rainwater has no employment agreement with the Company and, therefore, is not obligated to remain with the Company for any specified period of time. Each of Messrs. Goff and Haddock has entered into an employment agreement with the Company, but only for one year ending in April 1999. Each of Messrs. Rainwater, Goff and Haddock has entered into a noncompetition agreement with the Company, which prohibits them from engaging in many of the types of activities in which the Company currently engages or may engage in the future. Neither Crescent nor CREE Ltd. has obtained key-man insurance for any of their senior management personnel, which means that the Company will not receive any cash amounts as a result of the disability or death of a member of senior management.

WE MAY LOSE LITIGATION AND BE REQUIRED TO MAKE PAYMENTS TO STATION CASINOS, INC. AND TOWER REALTY TRUST

         We intend to contest vigorously the claims discussed in the following paragraphs. As with any litigation, however, it is not possible to predict the resolution of the pending actions. We believe, however, that the pending actions against the Company will not have a material adverse effect on the Company's financial condition or results of operations.

         DISPUTE WITH STATION CASINOS, INC. We were a party to an Agreement and Plan of Merger, dated January 16, 1998, as amended, with Station Casinos, Inc. Pursuant to the merger agreement, Station would have merged with and into the Company. On July 27, 1998, Station canceled its joint annual and special meeting of its common and preferred stockholders scheduled for August 4, 1998, at which the common and preferred stockholders were to vote on the merger.

         On August 7, 1998, we notified Station that we were exercising our termination rights under the merger agreement based on Station's alleged material breaches of the merger agreement. Under the merger agreement, we had the right to terminate the merger agreement if a material breach of the other party is not cured within 10 business days after notice. We later notified Station that the merger agreement had been terminated in accordance with its terms. The Company and Station are currently involved in litigation relating to the merger agreement in Clark County District Court, Nevada, in the United States District Court, Northern District of Texas and in the United States District Court for the District of Nevada. We and Station each are seeking damages from the other and declaratory relief. Station has stated that it believes that its compensatory damages exceed $400 million. In addition, the action by Station seeks, among other matters, an order of specific performance requiring us to purchase $115 million of a class of Station's redeemable preferred stock. The parties also are disputing the proper jurisdiction for the suit.

         DISPUTE WITH TOWER REALTY TRUST. We are a party to an Amended and Restated Agreement and Plan of Merger, dated as of July 9, 1998, between the Company, Reckson Associates Realty Corp., Tower Realty Trust, and Metropolitan Partners LLC. Pursuant to the merger agreement, Tower would merge with and into Metropolitan Partners, a newly formed limited liability company owned equally by the Company and Reckson.

         On November 2, 1998, Tower filed suit against Reckson, the Company and the general partner of Metropolitan Partners for declaratory and other relief, including damages of not less than $75 million, arising out of the alleged anticipatory repudiation of the merger agreement by Reckson, the Company and the general partner. We have advised Tower that we have not terminated the merger agreement and consider the merger agreement to be in full force and effect, subject to its terms and conditions.

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CRESCENT REAL ESTATE EQUITIES COMPANY
Dated:  November 24, 1998

                                    By:  /s/ BRUCE A. PICKER
                                         -----------------------
                                             Bruce A. Picker
                                             Vice President, Treasurer, and
                                             Co-Chief Financial Officer